Exhibit 13

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
and Pursuant to Rule 13a-14(b)
under the Securities Exchange Act of 1934, as amended (Exchange Act)

In connection with the Annual Report on Form 20-F of China Petroleum & Chemical Corporation (the “Company”) for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Zhang Yuzhuo, as Chairman of the Board of the Company, Ma Yongsheng, as Director and President of the Company, and Shou Donghua, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and Rule 13a-14(b) under the Exchange Act, that, to the best of his knowledge:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Zhang Yuzhuo
	Name:	Zhang Yuzhuo
	Title:	Chairman of the Board
	Date:	April 10, 2020

By:	/s/ Ma Yongsheng
	Name:	Ma Yongsheng
	Title:	Director and President
	Date:	April 10, 2020

By:	/s/ Shou Donghua
	Name:	Shou Donghua
	Title:	Chief Financial Officer
	Date:	April 10, 2020

This certification accompanies the Report pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350 and shall not be deemed “filed” by the Company for purposes of §18 of the Exchange Act, or otherwise subject to the liability of that section.